                                     PRO FORMA COMBINED CONDENSED INCOME STATEMENTS                           Exhibit
                                       FOR THE THREE MONTHS ENDED MARCH 31, 1994                                99.2
                                         (In thousands, except per share data)

                                                                                      Pro Forma Adjustments
                                                                                      ---------------------  Pro Forma
                                                   M&I         Valley      Combined     Ref       Amount      Combined
  Interest income:                             ------------ ------------ ------------ -------- ------------ ------------
    Loans.....................................     $96,746      $63,874     $160,620   (2)(4)      ($1,061)    $159,559
    Investment securities:....................
      Taxable.................................      17,152        9,467       26,619    (4)           (128)      26,491
      Exempt from Federal income taxes........       2,214        2,444        4,658                     0        4,658
    Trading securities........................          39            0           39    (4)              5           44
    Short-term investments....................       1,599           56        1,655    (4)           (390)       1,265
                                               ------------ ------------ ------------          ------------ ------------
  Total interest income.......................     117,750       75,841      193,591                (1,574)     192,017

  Interest expense:
    Deposits..................................      32,607       28,915       61,522                     0       61,522
    Short-term borrowings.....................       6,464        1,460        7,924   (2)(4)         (778)       7,146
    Long-term borrowings......................       4,383        1,354        5,737                     0        5,737
                                               ------------ ------------ ------------          ------------ ------------
  Total interest expense......................      43,454       31,729       75,183                  (778)      74,405
                                               ------------ ------------ ------------          ------------ ------------
  Net interest income.........................      74,296       44,112      118,408                  (796)     117,612
  Provision for loan losses...................       1,771        2,181        3,952                     0        3,952
                                               ------------ ------------ ------------          ------------ ------------
  Net interest income after provision
    for loan losses...........................      72,525       41,931      114,456                  (796)     113,660
  Other income:
    Data processing services..................      38,308            0       38,308   (2)(4)         (671)      37,637
    Trust services............................      12,477        3,093       15,570                     0       15,570
    Other customer services...................      19,962        7,222       27,184    (4)          1,710       28,894
    Net securities gains......................         839          (22)         817                     0          817
    Other.....................................       4,981        5,336       10,317    (4)         (1,087)       9,230
                                               ------------ ------------ ------------          ------------ ------------
  Total other income..........................      76,567       15,629       92,196                   (48)      92,148
  Other expense:
    Salaries and employee benefits............      61,076       24,036       85,112    (4)           (997)      84,115
    Net occupancy.............................       6,488        3,612       10,100                     0       10,100
    Equipment.................................      11,915        4,257       16,172    (4)             27       16,199
    Other.....................................      24,867       10,390       35,257   (2)(4)          126       35,383
                                               ------------ ------------ ------------          ------------ ------------
  Total other expense.........................     104,346       42,295      146,641                  (844)     145,797
                                               ------------ ------------ ------------          ------------ ------------
  Income before income taxes..................      44,746       15,265       60,011                     0       60,011
  Provision for income taxes..................      16,572        4,926       21,498                     0       21,498
                                               ------------ ------------ ------------          ------------ ------------
  Net income..................................     $28,174      $10,339      $38,513                    $0      $38,513
                                               ============ ============ ============          ============ ============

  Per Common Share(1)(3):
    Primary...................................       $0.44        $0.50                                           $0.39
    Fully diluted.............................        0.42         0.50                                            0.37
    Dividends Paid............................        0.14         0.24                                            0.14

  Average common shares outstanding(1)(3):
    Primary...................................      63,514       20,740                                          99,682
    Fully diluted.............................      69,228       20,740                                         105,398



SEE NOTES TO PRO FORMA COMBINED CONDENSED INCOME STATEMENTS

                                     PRO FORMA COMBINED CONDENSED INCOME STATEMENTS                           Exhibit
                                       FOR THE THREE MONTHS ENDED MARCH 31, 1993                                99.2
                                         (In thousands, except per share data)
                                                                                      Pro Forma Adjustments
                                                                                      ---------------------  Pro Forma
                                                   M&I         Valley      Combined     Ref       Amount      Combined
  Interest income:                             ------------ ------------ ------------ -------- ------------ ------------
    Loans.....................................     $93,979      $64,984     $158,963   (2)(4)        ($422)    $158,541
    Investment securities:....................
      Taxable                                       23,135       10,033       33,168    (4)           (101)      33,067
      Exempt from Federal income taxes               3,864        2,626        6,490                     0        6,490
    Trading securities........................          39            0           39    (4)              4           43
    Short-term investments....................       1,823          128        1,951    (4)            (67)       1,884
                                               ------------ ------------ ------------          ------------ ------------
  Total interest income.......................     122,840       77,771      200,611                  (586)     200,025

  Interest expense:
    Deposits..................................      38,313       32,630       70,943                     0       70,943
    Short-term borrowings.....................       4,489          705        5,194   (2)(4)         (169)       5,025
    Long-term borrowings......................       3,464        1,780        5,244                     0        5,244
                                               ------------ ------------ ------------          ------------ ------------
  Total interest expense......................      46,266       35,115       81,381                  (169)      81,212
                                               ------------ ------------ ------------          ------------ ------------
  Net interest income.........................      76,574       42,656      119,230                  (417)     118,813
  Provision for loan losses...................       2,146        2,165        4,311                     0        4,311
                                               ------------ ------------ ------------          ------------ ------------
  Net interest income after provision
    for loan losses...........................      74,428       40,491      114,919                  (417)     114,502
  Other income:
    Data processing services..................      30,971            0       30,971   (2)(4)         (163)      30,808
    Trust services............................      12,137        3,346       15,483                     0       15,483
    Other customer services...................      19,579        6,998       26,577    (4)          1,187       27,764
    Net securities gains......................       1,861          148        2,009                     0        2,009
    Other.....................................       5,972        5,263       11,235    (4)           (978)      10,257
                                               ------------ ------------ ------------          ------------ ------------
  Total other income..........................      70,520       15,755       86,275                    46       86,321
  Other expense:
    Salaries and employee benefits............      56,107       22,952       79,059    (4)         (1,172)      77,887
    Net occupancy.............................       6,168        3,326        9,494                     0        9,494
    Equipment.................................      10,199        4,170       14,369    (4)             35       14,404
    Other.....................................      24,905       10,002       34,907   (2)(4)          766       35,673
                                               ------------ ------------ ------------          ------------ ------------
  Total other expense.........................      97,379       40,450      137,829                  (371)     137,458
                                               ------------ ------------ ------------          ------------ ------------
  Income before income taxes..................      47,569       15,796       63,365                     0       63,365
  Provision for income taxes..................      16,534        4,902       21,436                     0       21,436
                                               ------------ ------------ ------------          ------------ ------------
  Net income..................................     $31,035      $10,894      $41,929                    $0      $41,929
                                               ============ ============ ============          ============ ============

  Per Common Share(1)(3):
    Primary...................................       $0.46        $0.54                                           $0.41
    Fully diluted.............................        0.43         0.54                                            0.39
    Dividends Paid............................        0.12         0.23                                            0.12

  Average common shares outstanding(1)(3):
    Primary...................................      68,128       20,161                                         103,260
    Fully diluted.............................      74,101       20,161                                         109,426



SEE NOTES TO PRO FORMA COMBINED CONDENSED INCOME STATEMENTS

                                     PRO FORMA COMBINED CONDENSED INCOME STATEMENTS                           Exhibit
                                     FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1993                              99.2
                                         (In thousands, except per share data)
                                                                                      Pro Forma Adjustments
                                                                                      ---------------------  Pro Forma
                                                   M&I         Valley      Combined     Ref       Amount      Combined
  Interest income:                             ------------ ------------ ------------ -------- ------------ ------------
    Loans.....................................    $383,560     $262,263     $645,823   (2)(4)      ($4,518)    $641,305
    Investment securities:....................
      Taxable                                       85,201       38,525      123,726    (4)           (395)     123,331
      Exempt from Federal income taxes              12,851       10,211       23,062                     0       23,062
    Trading securities........................         167            0          167    (4)             19          186
    Short-term investments....................       5,757          258        6,015    (4)           (413)       5,602
                                               ------------ ------------ ------------          ------------ ------------
  Total interest income.......................     487,536      311,257      798,793                (5,307)     793,486

  Interest expense:
    Deposits..................................     145,717      126,027      271,744                     0      271,744
    Short-term borrowings.....................      16,714        3,097       19,811   (2)(4)       (1,232)      18,579
    Long-term borrowings......................      15,927        6,723       22,650                     0       22,650
                                               ------------ ------------ ------------          ------------ ------------
  Total interest expense......................     178,358      135,847      314,205                (1,232)     312,973
                                               ------------ ------------ ------------          ------------ ------------
  Net interest income.........................     309,178      175,410      484,588                (4,075)     480,513
  Provision for loan losses...................       9,065        8,969       18,034                     0       18,034
                                               ------------ ------------ ------------          ------------ ------------
  Net interest income after provision
    for loan losses...........................     300,113      166,441      466,554                (4,075)     462,479
  Other income:
    Data processing services..................     136,044            0      136,044   (2)(4)         (849)     135,195
    Trust services............................      48,595       12,631       61,226                     0       61,226
    Other customer services...................      82,415       29,006      111,421    (4)          8,393      119,814
    Net securities gains......................       7,837          497        8,334                     0        8,334
    Other.....................................      24,981       23,927       48,908    (4)         (5,246)      43,662
                                               ------------ ------------ ------------          ------------ ------------
  Total other income..........................     299,872       66,061      365,933                 2,298      368,231
  Other expense:
    Salaries and employee benefits............     233,564       92,606      326,170    (4)         (5,191)     320,979
    Net occupancy.............................      23,560       12,816       36,376                     0       36,376
    Equipment.................................      42,538       16,615       59,153    (4)            150       59,303
    Other.....................................     103,760       42,444      146,204   (2)(4)        3,264      149,468
                                               ------------ ------------ ------------          ------------ ------------
  Total other expense.........................     403,422      164,481      567,903                (1,777)     566,126
                                               ------------ ------------ ------------          ------------ ------------
  Income before income taxes..................     196,563       68,021      264,584                     0      264,584
  Provision for income taxes..................      71,072       22,118       93,190                     0       93,190
                                               ------------ ------------ ------------          ------------ ------------
  Net income..................................    $125,491      $45,903     $171,394                    $0     $171,394
                                               ============ ============ ============          ============ ============

  Per Common Share(1)(3):
    Primary...................................       $1.87        $2.26                                           $1.67
    Fully diluted.............................        1.76         2.26                                            1.60
    Dividends Paid............................        0.54         0.94                                            0.54

  Average common shares outstanding(1)(3):
    Primary...................................      67,047       20,326                                         102,672
    Fully diluted.............................      72,958       20,326                                         108,875



SEE NOTES TO PRO FORMA COMBINED CONDENSED INCOME STATEMENTS

             NOTES TO PRO FORMA COMBINED CONDENSED INCOME STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 1994 AND 1993
                  AND THE TWELVE MONTHS ENDED DECEMBER 31, 1993
                                  (In thousands)

  The unaudited Pro Forma Combined Condensed Income Statements for M&I and its consolidated subsidiaries and Valley and its consolidated subsidiaries for the three months ended March 31, 1994 and 1993 and for the year ended December 31, 1993, give effect to the Merger as if it had been consummated on January 1, 1993 and accounted for as a pooling-of-interests. No adjustment for divestitures which are required in connection with the Merger have been included in the unaudited Pro Forma Combined Condensed Income Statements.

  The Pro Forma Combined Condensed Income Statements should be read in conjunction with and is qualified in its entirety by the consolidated financial statements and accompanying notes of M&I and Valley in their respective Annual Reports on Form 10-K.

  The Pro Forma Combined Condensed Income Statements are intended for informational purposes and are not necessarily indicative of the future results of operations of the combined company or the results of operstions of the combined company that would have actually occurred had the Merger been in effect for the periods presented.


  (1) The Pro Forma Combined Condensed Income Statements reflect the issuance of 1.72 common shares of Marshall & Ilsley Corporation's (M&I) common stock for each outstanding common share of Valley Bancorporation (Valley).

  (2) For purposes of the Pro Forma Combined Condensed Income Statements, significant transactions and balances between M&I and Valley have been eliminated.

  (3) As permitted by accounting standards, Valley's historical average shares outstanding used in the computation of earnings per share did not include the dilutive effect of stock options outstanding as such effect was not material. The computation of pro forma primary and fully dilutive earnings per share includes the effects of Valley's stock options outstanding.

  (4) Certain balances in Valley's consolidated income statement have been reclassified to conform with M&I's presentation.

  (5) The Pro Forma Combined Condensed Income Statements do not include the effect of the estimated one-time merger related and restructuring charges of approximately $80 million, $48 million net of tax effect, since the estimated charge is non-recurring.

      Potential loan loss provisions may be recorded at or near the consummation of the Merger. While the amounts have not been quantified, an additional provision may be necessary to conform Valley's loan valuation policies with those of M&I. M&I does not anticipate that the amount of such provision will be material to the combined entity.